NUMBER: 267370

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that
TARRON INDUSTRIES LTD.
has this day changed its name to
ORKO GOLD CORPORATION

Issued under my hand at Victoria, British Columbia
on May 16, 1997

JOHN S. POWELL
Registrar of Companies

CANADA

NUMBER PROVINCE OF BRITISH COLUMBIA

267373

Province of British Columbia
Ministry of Finance and Corporate Relations

REGISTRAR OF COMPANIES
COMPANY ACT

Certificate

I HEREBY CERTIFY THAT

TARRON RESOURCES LTD.

HAS THIS DAY CHANGED ITS NAME TO THE NAME

TARRON INDUSTRIES LTD.

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,

CANADA

NUMBER PROVINCE OF BRITISH COLUMBIA

2E-7373
Province of British Columbia Ministry of Consumer and Corporate Affairs REGISTRAR OF COMPANIES COMPAY ACT

Certificate of Incorporation

I HEREBY CERTIFY THAT

TARRON RESOURCES LTD.

HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT

GIVEN UNDER MY HAND AND SEAL OF OFFICE

AT VICTORIA, BRITISH COLUMBIA,